Exhibit 10.67

Anthony Hoerning Head Alliance Management, General Medicines	Novartis Pharma AG Global Business Development & Licensing Novartis Campus Forum 2-5.29 CH- 4056 Basel

Ph: +41 61 324 8323 Fax:+41 61 696 7179 email: anthony.hoerning@novartis.com
EMISPHERE TECHNOLOGIES, INC.
240 Cedar Knolls Road
Cedar Knolls, New Jersey 07927
USA
Attention: Mr. Michael Novinski, President
25 November 2009
Dear Sirs,
We refer to the Convertible Promissory Note Due December 1, 2009 (“Note”) issued by Emisphere Technologies, Inc. (“Issuer”) to Novartis Pharma AG (“Initial Holder”). Unless otherwise indicated herein, all capitalized terms used in this letter have the meaning set forth in the Note.
We hereby agree to extend the Maturity Date of the Note until the earlier to occur of:
(a) 26 February 2010,
(b) the date on which any other creditor of the Issuer takes any action to declare default, accelerate or otherwise pursue any remedy with respect to any amount it asserts is due to it by Issuer; and
(c) the date on which any entity holding any security interest over any assets of the Issuer takes any action to exercise such security or any part of such security.
For clarity:
(i) all other terms and conditions, including, without limitation, Sections 1, 5, 6, 10 and 11, of the Note shall remain in full force and effect throughout such extension; and
(ii) this letter does not constitute a waiver of any rights of the Initial Holder under the Note, including, without limitation, any rights which may have arisen with respect to any Event of Default or Acceleration Event that has occurred prior to the date of this letter and any other Event of Default or Acceleration Event specifically referred to in the letter from the Initial Holder to the Issuer dated October 16, 2009.
In accordance with Section 7 of the Note, please confirm your agreement to the foregoing by signing and returning to us a copy of this letter.
Sincerely,

/s/ Anthony Hoerning

/s/ Michael V. Novinski	/s/ Sarah Clements

Sarah Clements
Head Legal General Medicines (IID, NSO & Established Medicines)